SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 5, 2005


                            EAGLE BULK SHIPPING INC.
          (Exact name of each Registrant as specified in its Charter)


         Marshall Islands                  000-51366            98-0453513
 (State or other jurisdiction of    (Commission File Number)   (IRS employer
  incorporation or organization)                             identification no.)

          29 Broadway
      New York, New York                                          10006
                                                                (Zip Code)
(Address of principal executive
           offices)


(Registrant's telephone number, including area code): (212) 785-2500

Item 7.01.     Regulation FD

On October 5, 2005, the Registrant issued a press release announcing the declaration of a dividend. A copy of the press release is attached hereto as
Exhibit 99.1.

Exhibit 99.1


                   Eagle Bulk Shipping, Inc. Declares Dividend


New York, NY, October 5, 2005 -- Eagle Bulk Shipping Inc. (Nasdaq: EGLE) today announced that its Board of Directors has voted to declare a cash dividend on its common stock of $0.54 per share payable on or about October 31, 2005, to all shareholders of record as at October 17, 2005. The Company had previously communicated its intent to declare a dividend of $0.53 per share. The Company also expects to declare a quarterly dividend of $0.57 per share in February 2006, as disclosed in its IPO prospectus.

About Eagle Bulk Shipping Inc.
------------------------------

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in New York City. We are the largest U.S. based owner of Handymax dry bulk vessels, which are dry bulk vessels range in size from 35,000 to 60,000 deadweight tons, or dwt, and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes. Our strategy is to charter our modern fleet primarily pursuant to one- to three-year time charters to allow us to take advantage of the stable cash flow and high utilization rates that are associated with medium- to long-term time charters.

Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect our current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections. Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charterhire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements and charter contracts on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists. Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

Visit our website at http://www.eagleships.com


Investor Contact                                  Media Contact
Alan Ginsberg                                     Jon Morgan
Chief Financial Officer                           Kekst and Company
212-785-2500                                      212-521-4800

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 6, 2005
                            EAGLE BULK SHIPPING INC.


                            By: /s/ Sophocles N. Zoullas
                                ----------------------------
                                Sophocles N. Zoullas
                                Chief Executive Officer and President


25083.0001 #606770